Exhibit 10.1

THE MEDICINES COMPANY

Restricted Stock Agreement
Granted Under 2004 Stock Incentive Plan

THIS AGREEMENT made as of this         day of           , 200  , between The Medicines Company, a Delaware corporation (the “Company”) and                            (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.             Issuance of Shares.

The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan (the “Plan”),           shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”). The Company shall issue to the Participant four stock certificates in the name of the Participant, each certificate representing 25% of the Shares, and the Company shall deliver the certificates to the Secretary of the Company, as escrow agent under the Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Participant agrees that the Shares shall be subject to vesting set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2.             Vesting.

(a)           The Shares are subject to vesting in annual increments of 25% per year (the “Vesting Requirements”). 25% of the Shares shall vest on                      (the “Initial Vesting Date”) as long as the Participant is employed by the Company on such date. The remaining 75% of the Shares shall vest in equal 25% increments on each anniversary of the Initial Vesting Date (each, a “Subsequent Vesting Date”) as long as the Participant is employed by the Company on each such Subsequent Vesting Date.

 (b)          In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to                            , the Participant shall forfeit all of the Unvested Shares (as defined below) and all such Unvested Shares shall be cancelled by the Company.

“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage (as defined below) at the time the Participant ceases to be employed by the Company.

“Applicable Percentage” shall be 100% prior to the Initial Vesting Date, and shall be reduced by 25% on the Initial Vesting Date and on each Subsequent Vesting Date. The Applicable Percentage shall be zero on or after                              .

(c)           After the time at which any Shares are forfeited pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d)           If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment with the Company or termination of employment by or with the Company shall instead be deemed to refer to such parent or subsidiary.

3.             Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Unvested Shares, or any interest therein, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

4.             Escrow.

The Participant and the Company shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant hereby instructs the Company to deliver to such escrow agent, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

5.             Restrictive Legends.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to forfeiture and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.             Provisions of the Plan.

(a)           This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b)           As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or other obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7.             Withholding Taxes; Section 83(b) Election.

(a)           The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the Vesting Requirements.

(b)           The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are issued rather than when and as the Vesting Requirements expire by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of issuance.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8.             Miscellaneous.

(a)           No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the Vesting Requirements set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)         Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)           Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e)           Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, facsimile delivery or delivery by overnight courier, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8 (e).

(f)            Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)           Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h)           Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i)            Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j)            Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of WilmerHale, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE MEDICINES COMPANY

By:
Name:
Title:

PARTICIPANT

Address:

Exhibit A

THE MEDICINES COMPANY

Joint Escrow Instructions

                          , 2006

Paul M. Antinori
Secretary
The Medicines Company
8 Campus Drive
Parsippany, New Jersey 07054

Dear Sir:

As Escrow Agent for The Medicines Company, a Delaware corporation, and its successors in interest (the “Company”), and                         (the “Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Agreement of even date herewith (the “Agreement”) in accordance with the following instructions:

1.                                       Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2.                                       Satisfaction of Vesting. If Holder is employed by the Company on the Initial Vesting Date (as defined in the Agreement) or any Subsequent Vesting Date (as defined in the Agreement), the Escrow Agent shall deliver to the Holder one of the four stock certificates representing the Shares on the Initial Vesting Date or the Subsequent Vesting Date, as applicable. If the Holder is employed by the Company on                          , the Escrow Agent shall deliver the fourth stock certificate representing the Shares to the Holder and the Escrow Agent’s duties hereunder shall cease.

3.                                       Forfeiture of Shares.

(a)                                  If the Holder’s employment with the Company is terminated for any or no reason, with or without cause, prior to                      , the Company shall give to Holder and you a written notice specifying the number of Shares to be forfeited by the Holder. Holder and the

Company hereby irrevocably authorize and direct you to return the forfeited Shares contemplated by such notice to the Company for cancellation in accordance with the terms of said notice.

4.                                       Duties of Escrow Agent.

(a)                                  Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b)                                 You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c)                                  You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)                                 You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e)                                  You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f)                                    Your rights and responsibilities as Escrow Agent hereunder shall terminate upon the earlier of the following events (i) the Holder cease to be an employee of the Company, (ii) you cease to be Secretary of the Company, (iii) you resign by written notice to each party or (iv)                        shall become Escrow Agent hereunder; in the event of a termination under clause (iii) of this Section 4(f), the Company shall appoint a successor Escrow Agent hereunder.

(g)                                 If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h)                                 It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i)                                     These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j)                                     The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5.                                       Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile delivery or delivery by overnight courier, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6.                                       Miscellaneous.

(a)                                  By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b)                                 This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

THE MEDICINES COMPANY

By:
Name:
Title:

HOLDER:

(Signature)

Print Name

Address:

Date Signed:

ESCROW AGENT:

Name: